Exhibit 10.18

AMENDMENT TO
ADVISORY AGREEMENT

This Amendment (the “Amendment”) effective as of December 10, 2015 hereby amends the Advisory Agreement (the “Agreement”) effective as of October 19, 2015, by and among American Farmland Advisor LLC (“AFA”), a Delaware limited liability company, and American Farmland Company L.P., a Delaware limited partnership (collectively, the “Partnership”).  Terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 16 of the Agreement.

WHEREAS, American Farmland Company, a Maryland Corporation (the “Company”) is the sole general partner of the Partnership and conducts substantially all of its business through the Partnership;

WHEREAS, pursuant to the Agreement, the Partnership appointed AFA as an adviser to assist the Partnership with its farmland investments and investment portfolio in a manner consistent with its prior provision of services including but not limited to the asset acquisition, asset management, portfolio management, and other services set forth in this Agreement (“Services”); and

WHEREAS, the parties are desirous of further amending the Agreement in certain respects as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as set forth below.

1.Amendments.  Exhibit A of the Agreement is hereby amended as follows:

(i)The reference to Paragraph (f) of Exhibit A is hereby amended to refer to “d”; and

(ii)A new Paragraph (e) shall be added to Exhibit A as follows:

“(e)Employee Salary Reimbursement

The Partnership shall reimburse AFA an amount equal to the salaries, payroll, payroll taxes and related benefits of the employees of AFA who provide the Services as set forth in Paragraph 4.”

2.Counterparts.  This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

3.Entire Agreement.  Except as amended by this Amendment, the Agreement (including the Exhibit attached thereto and incorporated therein by reference) remains unaltered and in full force and effect.  The Agreement (including the Exhibit attached thereto and incorporated therein by reference), as amended by this Amendment, embodies the entire understanding of the parties, supersedes any prior agreements or understandings with respect to the subject matter hereof, and cannot be altered, amended, supplemented, or abridged, or any provisions waived except by the written consent of the parties.

[Signature block follow on subsequent page]

IN WITNESS WHEREOF, the parties have caused this Advisory Agreement to be executed and to be effective as of December 10, 2015.

American Farmland Advisor LLC

By:	American Farmland Company L.P., its managing member

By: American Farmland Company, its general partner

By:	/s/ Thomas S.T. Gimbel Thomas S.T. Gimbel Chief Executive Officer

American Farmland Company, L.P.

By:	American Farmland Company, its general partner
By:	/s/ Geoffrey M. Lewis Geoffrey M. Lewis Treasurer

[Signature Page to Amendment to Advisory Agreement]